                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  Confidential, for Use of the
     Commission Only (as permitted by
     Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       Hollis-Eden Pharmaceuticals, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                       HOLLIS-EDEN PHARMACEUTICALS, INC.
                        9333 Genesee Avenue, Suite 200
                              San Diego, CA 92121

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JUNE 29, 2001

                               ----------------

TO THE STOCKHOLDERS OF HOLLIS-EDEN PHARMACEUTICALS, INC.:

  Notice Is Hereby Given that the Annual Meeting of Stockholders of Hollis-Eden Pharmaceuticals, Inc., a Delaware corporation (the "Company"), will be held on Friday, June 29, 2001 at 2:00 p.m. local time at The Hyatt Regency La Jolla, 3777 La Jolla Village Drive, San Diego, California 92122 for the following purposes:

  1. To elect three Class I directors to hold office until the 2004 Annual Meeting of Stockholders.

  2. To approve the Company's 1997 Incentive Stock Option Plan, as amended, to increase the aggregate number of shares of Common Stock reserved for issuance under such plan by 500,000 shares.

  3. To approve the Company's Restated Certificate of Incorporation, as amended, to increase the Company's authorized number of shares of Common Stock from 30,000,000 to 50,000,000.

  4. To ratify the selection of BDO Seidman, LLP as independent auditors of the Company for its fiscal year ending December 31, 2001.

  5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  The Board of Directors has fixed the close of business on April 30, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                       /s/ Richard B. Hollis
                                          Richard B. Hollis
                                          Chairman of the Board, President and
                                           Chief Executive Officer

San Diego, California
May 20, 2001

  ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                       HOLLIS-EDEN PHARMACEUTICALS, INC.
                        9333 Genesee Avenue, Suite 200
                              San Diego, CA 92121

                               ----------------

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS
                                 June 29, 2001

                               ----------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

  The enclosed proxy is solicited on behalf of the Board of Directors of Hollis-Eden Pharmaceuticals, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Friday, June 29, 2001 at 2:00 p.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at The Hyatt Regency La Jolla, 3777 La Jolla Village Drive, San Diego, California 92122. The Company intends to mail this proxy statement and accompanying proxy card on or about May 24, 2001, to all stockholders entitled to vote at the Annual Meeting.

Solicitation

  The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

  Only holders of record of Common Stock at the close of business on April 30, 2001 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 30, 2001, the Company had outstanding and entitled to vote 11,615,803 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

  All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Revocability of Proxies

  Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 9333 Genesee Avenue, Suite 200, San Diego, California 92121, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

  The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2002 Annual Meeting of Stockholder's pursuant to Rule 14a-8 of the Securities and Exchange Commission is January 21, 2002. Unless a stockholder who wishes to bring a matter before the stockholders at the Company's 2002 Annual Meeting of Stockholders notifies the Company of such matter after March 31, 2002 but before April 30, 2002, management will have discretionary authority to vote all shares for which it has proxies in opposition to such matter.

                                  Proposal 1

                             ELECTION OF DIRECTORS

  The Company's Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the size of the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

  The Board of Directors is presently composed of seven members. There are three directors in the class whose term of office expires in 2001. Each of the nominees for election to this class is currently a director of the Company, having been elected by the shareholders, except Mr. Tilley. Mr. Tilley was elected by the Board to serve as a director in March 1999. If elected at the Annual Meeting, each of the nominees would serve until the 2004 Annual Meeting and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal.

  Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting.

  Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

Nominees for Election for a Three-year Term Expiring at the 2004 Annual
Meeting

 Salvatore J. Zizza

  Mr. Zizza, age 55, has served as a director of the Company since March 1997. He served as Chairman of the Board, President and Treasurer of Initial Acquisition Corp., from November 1992 until March 1997, at which time Initial Acquisition Corp., merged with the Company. Mr. Zizza is presently Chairman of the Hallmark Electrical Supplies Corp. Mr. Zizza is also Chairman of Bethlehem Advanced Materials. Mr. Zizza was President and Chief Financial Officer of NICO Construction Company, Inc. until 1985 when NICO merged with The LVI Group, Inc. Prior to joining The LVI Group, Inc., Mr. Zizza was an independent financial consultant and had been a lending officer of Chemical Bank. Mr. Zizza's current and former directorships include: BionEnvironmental Technologies, The Gabelli Equity Trust (NYSE), The Gabelli Asset Fund, The Gabelli Growth Fund, The Gabelli Convertible Securities Fund, The Gabelli Utility Fund (NYSE), The Gabelli Global Multimedia Trust (NYSE), Pioneer Window Corp. and St. David's school. Mr. Zizza received a B.A. in Political Science and a MBA from St. John's University.

 Paul Bagley

  Mr. Bagley, age 58, has served as a director of the Company since March 1996. Mr. Bagley is a founding principal of Stone Pine Capital L.L.C., a group that provides mezzanine capital to fund acquisitions, buyouts, growth and recapitalizations, and is also associated with Stone Pine Advisors L.L.C., and Stone Pine Investment Banking L.L.C. Mr. Bagley was Chief Executive Officer of Laidlaw Holdings, Inc., an investment services company, from January 1995 until November 1996. For more than twenty years, Mr. Bagley was engaged in investment banking activities with Shearson Lehman Hutton Inc. and its predecessor, E.F. Hutton & Company Inc. Mr. Bagley served in various capacities with Shearson and E.F. Hutton, including Executive Vice President and Director, Managing Director, Head of Direct Investment Origination and Manager of Corporate Finance. Mr. Bagley controls a United States registered investment advisor, Fiduciary Capital Management, which provides advisory services to two United States business development companies. Mr. Bagley also serves as Chairman of the Board of Directors of EEC, a privately held U.K. based telecommunications company. Mr. Bagley is also a director of Hamilton Lane Advisors, Hamilton Lane Private Equity Partners L.L.C., an Irish

Stock Exchange listed investment partnership. Mr. Bagley graduated from the University of California at Berkeley in 1965 with a B.Sc. in Business and Economics and from Harvard Business School in 1968 with a MBA in Finance.

 William H. Tilley

  Mr. Tilley, age 61, has served as a director of the Company since March 1999. Mr. Tilley currently serves as Chairman and Chief Executive Officer of The Jacmar Companies, a holding company that has operations in equity investments, real estate management and restaurant and wholesale food service. Previously, Mr. Tilley was a senior partner at Tilley and Roth, Certified Public Accountants, which merged with KPMG Peat Marwick. Mr. Tilley holds a B.A. and a MBA from the University of Southern California. He has taught courses and lectured on finance-related topics at a number of universities, including USC and UCLA.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE

Directors Continuing in Office Until the 2002 Annual Meeting

 Thomas Charles Merigan, Jr., M.D.

  Dr. Merigan, age 67, became Scientific Advisor and a director of Hollis-Eden in March 1996 and acts as the Company's Medical Director for Infectious Diseases. Dr. Merigan has been George E. and Lucy Becker Professor of Medicine at Stanford University School of Medicine from 1980 to the present. Dr. Merigan has also been the Principal Investigator, NIAID Sponsored AIDS Clinical Trials Unit, from 1986 to the present and has been Director of Stanford University's Center For AIDS Research from 1988 to the present. Dr. Merigan is a member of various medical and honorary societies, has lectured extensively within and outside the United States, and authored numerous books and articles and has chaired and edited symposia relating to infectious diseases, including anti-viral agents, HIV and other retroviruses, and AIDS. From 1990 to the present, Dr. Merigan has been Chairman, Editorial Board of
HIV: Advances in Research and Therapy. He is also a member of the editorial boards of Aids Research and Human Retroviruses (since 1983), International Journal of Anti-Microbial Agents (since 1990), and The Aids Reader (since
1991), among others. He is a co-recipient of ten patents, which, among other things, relate to synthetic polynucleotides, modification of hepatitis B virus infection, treatment of HIV infection, purified cytomegalovirus protein and composition and treatment for herpes simplex. Dr. Merigan has been Chair, Immunology Advisory Board, Bristol Myers Squibb Corporation (1989-1995) and Chair, Scientific Advisory Board, Sequel Corp. (1993-1996). In 1994, Stanford University School of Medicine honored him with the establishment of the Annual Thomas C. Merigan Jr. Endowed Lectureship in Infectious Diseases, and, in 1996, Dr. Merigan was elected Fellow, American Association for the Advancement of Science. From 1966 to 1992, Dr. Merigan was Head, Division of Infectious Diseases, at Stanford School of Medicine. Dr. Merigan received his B.A. (with honors) from the University of California at Berkeley and his M.D. from the University of California at San Francisco.

Brendan R. McDonnell

  Mr. McDonnell, age 38, has served as a director of the Company since August 1996. Since 1997, Mr. McDonnell has been of counsel and is currently a partner at Tonkon Torp, LLP, a Northwest based law firm. Mr. McDonnell specializes in representing both private and public emerging growth companies, with focus on the high technology industry. Mr. McDonnell joined Tonkon Torp after working approximately seven years at the law firm of Lane Powell Spears Lubersky and for approximately three years prior to that at the law firm of Brobeck, Phleger & Harrison LLP. Mr. McDonnell is the Chair-Elect of the Business Section of the Oregon State Bar and is an adjunct professor at the Northwestern School of Law of Lewis and Clark College. Mr. McDonnell holds a B.S. in accounting from Loyola Marymount University and a J.D. from the University of California at Davis. He is a member of the California and Oregon State Bar Associations.

Directors Continuing in Office Until the 2003 Annual Meeting

 Richard B. Hollis

  Mr. Hollis, age 48, founded Hollis-Eden in August 1994. Mr. Hollis currently serves as Chairman, President and Chief Executive Officer. Mr. Hollis has over 25 years experience in the health care industry in a variety of senior management positions. Prior to founding Hollis-Eden, Mr. Hollis served as Chief Operating Officer of Bioject Medical from 1991 to 1994 and as Vice President Marketing and Sales/General Manager for Instromedix from 1989 to 1991. From 1986 to 1989, Mr. Hollis served as a general manager of the Western business unit of Genentech, Inc., a manufacturer of biopharmaceuticals. Prior to joining Genentech, Mr. Hollis served as a divisional manager of Imed Corporation, Inc., a manufacturer of drug delivery systems. Mr. Hollis began his career in the health care industry with Baxter Travenol. Mr. Hollis received his B.A. in Psychology from San Francisco State University

 Leonard Makowka M.D., Ph.D., FRCS(C), FACS

  Dr. Makowka, age 47, has served as a director of the Company since May 1998. Dr. Makowka has retired from the active practice of medicine and is pursuing investment strategies in healthcare and other technology areas. From 1995 to 1997, Dr. Makowka was the Executive Director of the Comprehensive Liver Disease and Treatment Center and Director of the Liver Transplant Program at St. Vincent's Medical Center in Los Angeles, CA. Between 1989 and 1995, Dr. Makowka was the Chairman of the Department of Surgery and Director of Transplantation Services at Cedars-Sinai Medical Center in Los Angeles, CA. He was also Professor of Surgery at the UCLA School of Medicine. Beginning in 1985 until relocating to Los Angeles in 1989, Dr. Makowka trained under Dr. Thomas Starzl, the pioneer of liver transplantation, and was appointed as Associate Professor in the Department of Surgery at the University of Pittsburgh. In 1982, Dr. Makowka began his residency at the University of Toronto, where in his final year he was appointed Chief Resident of Surgery. As one of the world's leading authorities in his field, Dr. Makowka has performed hundreds of hepatobiliary and liver transplant procedures. Dr. Makowka received his M.D. from the University of Toronto Medical School in 1977, and Masters of Science and Doctorate of Philosophy from the University of Toronto's Department of Pathology in 1979 and 1982. Dr. Makowka has published over 400 articles and chapters in both clinical and basic scientific research and has lectured worldwide.

Board Committees and Meetings

  During the fiscal year ended December 31, 2000, the Board of Directors held four meetings. The Board has an Audit Committee and a Compensation Committee.

  The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommend to the Board the independent auditors to be retained; and receive and consider the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee currently is composed of two non-employee directors: Messrs. McDonnell and Zizza, with the number of members of the committee to increase to three on or prior to June 14, 2001. The Audit Committee had one meeting in 2001.

  All members of the Company's Audit Committee are independent (as independence is defines in Rule 4200(a)(14) of the NASD listing standards). The Audit Committee has adopted a written Audit Committee Charter that is attached hereto as Exhibit A.

  The Compensation Committee makes recommendations to the Board concerning executive salaries and incentive compensation, administers the Company's 1997 Incentive Stock Option Plan and otherwise determines compensation levels and policies and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of two non-employee directors: Messrs. McDonnell and Bagley. The Compensation Committee had three meetings in 2000.

  During the fiscal year ended December 31, 2000, each Board member attended 75% or more (with the exception of Dr. Merigan who attended 50%) of the aggregate number of meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

Report of the Audit Committee of the Board of Directors

  The Audit Committee of the Company is composed of two independent directors and operates under a written charter adopted by the Company's Board of Directors. The members of the Audit Committee are Messrs. McDonnell and Zizza. The Audit Committee recommends to the Board of Directors the selection of the Corporation's independent accountants.

  Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

  In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's financial statements were prepared in accordance with GAAP and the Audit Committee has reviewed and discussed the financial statements with management and the independent accountants. The independent accountants discussed with the Audit Committee matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

  The Company's independent accountants also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

  Based on the Audit Committee's discussion with management and the independent accountants as well as the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Corporation's Annual Report on From 10-K for the fiscal year ended December 31, 2000 filed with the Securities and Exchange Commission.

                                          Respectfully submitted by:

                                          AUDIT COMMITTEE
                                          Brendan R. McDonnell, Chairman
                                          Salvatore J. Zizza

                                  Proposal 2

           APPROVAL OF 1997 INCENTIVE STOCK OPTION PLAN, AS AMENDED

  In February 1997, the Board of Directors adopted, and the stockholders subsequently approved, the Company's 1997 Incentive Option Stock Plan (the "1997 Plan") and reserved an aggregate of 1,000,000 shares of the Company's Common Stock for issuance thereunder to the Company's employees. The Board adopted the 1997 Plan so that the Company could grant stock options to employees, directors and consultants at levels determined appropriate by the Board and the Compensation Committee, and to allow the Company more flexibility in attracting and retaining qualified employees and promoting the success of the Company's business. In March 1998, the Board approved an amendment to the 1997 Plan to increase the number of shares authorized for issuance under the 1997 Plan from a total of 1,000,000 shares to 1,250,000 shares. In February 1999, the Board approved an amendment to the 1997 Plan to increase the number of shares authorized for issuance under the 1997 Plan from a total of 1,250,000 shares to 2,250,000 shares. In March 2000, the Board approved an amendment to the 1997 Plan to increase the number of shares authorized for issuance under the 1997 Plan from a total of 2,250,000 shares to 2,750,000 shares. Each of the amendments to the 1997 Plan were subsequently approved by the stockholders of the Company.

  At February 28, 2001, options (net of canceled or expired options) covering an aggregate of 2,230,831 shares of the Company's Common Stock had been granted under the 1997 Plan, and 518,309 shares (plus any shares that might in the future be returned to the plans as a result of cancellations or expiration of options) remained available for future grant under the 1997 Plan. During the last fiscal year, under the 1997 Plan, the Company granted options to purchase an aggregate of 450,000 shares at an exercise price of $6.50 to the Company's current officers and options to purchase an aggregate of 219,366 shares at exercise prices ranging from $6.50 to $15.06 per share to all other Company employees. Options to purchase an aggregate of 25,000 shares at an exercise price of $15.00 were granted to the Company's consultants. Options to purchase an aggregate of 80,000 shares at an exercise price of $11.81 per share were granted to directors (excluding executive officers).

  In March 2001, the Board approved an amendment to the 1997 Plan to increase the number of shares authorized for issuance under the 1997 Plan from a total of 2,750,000 shares to 3,250,000. The Board adopted this amendment to ensure that the Company can continue to grant stock options to employees, directors and consultants at levels determined appropriate by the Board and the Compensation Committee to allow the Company flexibility in attracting and retaining qualified personnel.

  Stockholders are requested in this Proposal 2 to approve the 1997 Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the 1997 Plan, as amended. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but will not be counted in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                        A VOTE IN FAVOR OF PROPOSAL 2.

  The essential features of the 1997 Plan are described below.

General

  The following description of the 1997 Plan is a summary and is qualified in its entirety by reference to the 1997 Plan. On February 5, 1997, the Company's Board of Directors adopted the 1997 Plan, which was subsequently approved by the Company's stockholders on March 26, 1997. The 1997 Plan was amended by the Board in March 1998, February 1999, and March 2000, which amendments were subsequently approved by the Company's stockholders on May 18, 1998, May 17, 1999, and June 23, 2000, respectively.

Purpose

  The purpose of the 1997 Plan is to encourage management, employees, directors and consultants associated with the Company (including any successor) to acquire an equity interest in the Company's business, thereby strengthening their commitment to remain with, or to join, the Company. The 1997 Plan contemplates the grant to employees of "incentive stock options" ("ISO's") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and nonqualified stock options ("NSO's") to such employees, directors and consultants as the Company's Compensation Committee deems appropriate.

  The 1997 Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended, nor is it qualified or intended to be qualified under Section 401(a) of the Code.

Administration

  Administration of the 1997 Plan was delegated to the Company's Compensation Committee, currently consisting of Mr. McDonnell and Mr. Bagley, each a "disinterested person" within the meaning of Rule 16(b)-3(c)(2)(i) of the Exchange Act. Subject to the terms of the 1997 Plan and such limitations as the Board of Directors may impose, the Compensation Committee shall be responsible for the overall management and administration of the 1997 Plan and shall have such authority as may be necessary or appropriate to carry out its responsibilities, including, without limitation, the authority to (i) determine the persons to whom, and the time or times at which, grants shall be made as well as the terms of ISO's and NSO's, (ii) interpret and construe the terms of the 1997 Plan and any instrument thereunder, and (iii) adopt rules and regulations, prescribe forms and take any other actions not inconsistent with the 1997 Plan as it may deem necessary or appropriate.

Eligibility

  Officers, employees and directors of the Company, as well as certain consultants who provide services to the Company, are eligible to participate in the 1997 Plan without regard to length of employment or service. Any such person who is not an "employee" of the Company, within the meaning of Section 422 of the Code, is not eligible to receive ISO's. No options will be granted after February 4, 2007, the date upon which the 1997 Plan will terminate if it is not terminated earlier by the Board.

Description of Options

  The exercise price of an option granted under the 1997 Plan and the period during which it may be exercised will be determined by the Compensation Committee at the time of grant, subject to the terms and conditions of the 1997 Plan. The exercise price of an ISO, however, shall not be less than the fair market value of the shares subject to such ISO on the date of grant (or 110% of such fair market value in the case of ISO's granted to an individual who is a 10% or greater stockholder of the Company or any parent or subsidiary of the Company).

  In no event will options expire later than the expiration of ten years from the date of grant (or five years from the date of grant in the case of ISO's granted to an individual who is a 10% or greater stockholder of the Company or any parent or subsidiary of the Company). Options that are otherwise exercisable may be exercised in whole or in part.

  Upon the occurrence of any of the following: (i) the merger or consolidation of the Company with or into another corporation (pursuant to which the Company's stockholders immediately prior to such merger or consolidation will not, as of the date of such merger or consolidation, own a beneficial interest in shares of voting securities of the corporation surviving such merger or consolidation having at least a majority of the combined voting power of such corporation's then outstanding securities) under circumstances where the agreement of merger or consolidation does not provide for (a) the continuance of the options granted under the 1997 Plan or (b) the substitution of new options for options granted under the 1997 Plan, or (c) the assumption of such options by the surviving corporation, (ii) the dissolution, liquidation, or sale of all or substantially all the assets of the

Company to a person unrelated to the Company or to a direct or indirect owner of a majority of the voting power of the Company's then outstanding voting securities (such sale of assets being referred to as an "Asset Sale") or (iii) a "change in control" of the Company, then the vesting of options theretofore granted and still outstanding (and not otherwise expired) shall accelerate in full. All outstanding options that are not exercised prior to such event (other than a change in control as defined herein) shall be forfeited as of the effective time of such event.

  For purposes of the 1997 plan, a "change in control of the Company" shall be deemed to have occurred if any person (including any individual, firm, partnership or other entity) together with all Affiliates and Associates (as defined under Rule 12b-2 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act")) of such person (but excluding (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, (ii) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Company, (iii) the Company or any subsidiary of the Company or (iv) a participant together with all Affiliates and Associates of such participant) is or becomes the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding securities. The provisions of clause (iv) of the foregoing sentence applies only with respect to the options held by the participant.

  If the optionee's service with the Company terminates, options that are exercisable on such termination date shall remain exercisable until the expiration of three months from such termination date (extended to one year if such termination occurs due to the optionee's death or disability).

  To the extent that the aggregate of (i) the fair market value (determined at the time an ISO is granted) of the shares of the Company's Common Stock subject to an ISO and (ii) the fair market value (determined as of the date(s) of grant of the options(s)) of all other shares of Common Stock subject to ISO's granted to an optionee which are exercisable for the first time by an optionee during a calendar year (under all stock option plans of the Company) exceeds $100,000, such ISO's shall be treated as NSO's.

Payment for Shares

  Payment for shares of the Company's Common Stock purchased upon exercise of an option must be made in full upon exercise, either in cash or check or in shares of outstanding Common Stock of the Company held for the required time period to avoid a charge to the Company's reported earnings. The proceeds received by the Company from the sale of shares of its Common Stock pursuant to the 1997 Plan shall be used for general corporate purposes.

Transfer Restrictions

  Options (other than NSOs) are not transferable other than by will or the laws of descent and distribution or pursuant to a domestic relations order. During the lifetime of an optionee, an ISO shall be exercisable only by the optionee. An optionee is required to notify the Company if he disposes of shares of the Company's Common Stock acquired pursuant to the exercise of an ISO within two years of the date the ISO was granted or within one year of the date the ISO was exercised.

Amendment and Termination

  The Board may amend or terminate the 1997 Plan at any time or from time to time; provided, however, that unless all required stockholder approvals have been received, no amendment will be made that would (i) increase the maximum number of shares as to which options may be granted, (ii) reduce the minimum exercise price of an ISO, or (iii) materially modify the requirements as to eligibility for participation. No amendment is permitted which would alter or impair the rights of any optionee under an option granted prior to such amendment, unless the optionee consents thereto.

Federal Income Tax Consequences

  The following is a general discussion of the federal income tax consequences to an optionee and the Company of the grant and exercise of an option pursuant to the 1997 Plan and the disposition of stock acquired upon exercise of any option. Because the consequences will vary for any number of reasons, the Company urges each optionee to consult his own tax advisor with respect to the tax consequences of such transactions. The following summary does not purport to be complete and does not take into account state or local tax implications.

  Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 20% while the maximum ordinary income rate and short-term capital gains rate is effectively 39.6%. Slightly different rules may apply to optionholders who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

 Incentive Stock Options

  Incentive stock options under the 1997 Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code. There generally are no federal income tax consequences to the optionholder or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionholder's alternative minimum tax liability, if any.

  If an optionholder holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionholder upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss. Generally, if the optionholder disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), then at the time of disposition the optionholder will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or (ii) the optionholder's actual gain, if any, on the purchase and sale. The optionholder's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

  To the extent the optionholder recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

 Nonstatutory Stock Options

  Nonstatutory stock options granted under the 1997 Plan generally have the following federal income tax consequences:

  There are no tax consequences to the optionholder or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionholder normally will recognize taxable ordinary income equal to the excess, if any, of the stock's fair market value on the date of exercise over the option exercise price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionholder.

  Upon disposition of the stock, the optionholder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option (or vesting of the stock). Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionholders who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

 Potential Limitation on Company Deductions

  Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

  Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the award is: (i) granted by a compensation committee comprised solely of "outside directors," (ii) the plan under which the award is granted states the maximum number of shares with respect to which awards may be granted during a specified period to any employee, (iii) the exercise of the award is no less than the fair market value of the stock on the date the award is granted, and
(iv) prior to the grant (or exercise) of any award, the material terms of the plan under which such award will be granted are approved by the stockholders of the Company.

  Compensation attributable to stock options with exercise prices of less than fair market value of the stock on the date of grant will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of "outside directors," (ii) the award is granted on account of (or the vesting or exercisability of the award is contingent on) the achievement of an objective performance goal established in writing by the compensation committee while the outcome of the performance goal is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied, and (iv) prior to the granting (or exercisability) of the award, stockholders have been apprised of and have subsequently approved the material terms of the performance goal (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount--or formula used to calculate the amount--payable upon attainment of the performance goal).

New Plan Benefits

  The following table presents certain information with respect to options granted under the 1997 Plan for the fiscal year ended December 31, 2000 to (i) the Company's Chief Executive Officer and its other four most highly compensated executive officers who received grants under the 1997 Plan, (ii) all executive officers as a group, (iii) all non-employee directors as a group and (iv) all non-executive officer employees as a group. This information regarding grants for the fiscal year ended December 31, 2000 is for illustration only and may not be indicative of grants that are made in the future under the 1997 plan.

                               NEW PLAN BENEFITS

                                1997 Stock Plan

                                                             Number of Shares
   Name and Position                                        Underlying Options
   -----------------                                        ------------------
   Mr. Richard B. Hollis...................................      160,000
   Chairman of the Board, President and Chief Executive
    Officer

   Mr. Daniel D. Burgess...................................       50,000
   Chief Financial Officer and Chief Operating Officer

   Dr. James M. Frincke....................................      110,000
   Executive Vice President of Research and Development

   Mr. Eric J. Loumeau.....................................       25,000
   Vice President, Corporate General Counsel

   Mr. Robert L. Marsella..................................       55,000
   Vice President, Business Development

   All Executive Officers as a Group.......................      450,000
   All Non-Employee Directors as a Group...................       80,000
   All Non-Executive Officer Employees as a Group..........      219,366

                                  Proposal 3

      APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

  The Board of Directors has adopted, subject to stockholder approval, an amendment to the Company's Certificate of Incorporation to increase the Company's authorized number of shares of Common Stock from 30,000,000 shares to 50,000,000 shares.

  The additional Common Stock to be authorized by adoption of the amendment and issuance of the Common Stock would have rights identical to the currently outstanding Common Stock of the Company. Adoption of the proposed amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock of the Company, except for effects incidental to increasing the number of shares of the Company's Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Stock. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company's Amended and Restated Certificate of Incorporation with the Delaware Secretary of State.

  In addition to the 11,605,803 shares of Common Stock outstanding at February 28, 2001, the Board has reserved 3,250,000 shares for issuance upon exercise of options and rights granted under the Company's 1997 Stock Option Plan (assuming the approval of Proposal 2 by the Company's stockholders), 1,925,000 options outside of the plan, and up to approximately 3,134,413 shares of Common Stock which may be issued upon exercise of warrants. Additionally, on November 15, 1999, the Board approved a Declaration of Rights Dividend which reserves 300,000 shares of the Company's Junior Preferred Stock.

  The Board of Directors desires to have additional shares of Common Stock available to provide the flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used, without further stockholder approval, for various purposes including, without limitation, raising capital, establishing strategic relationships with other companies and expanding the Company's business or collaborations through the acquisition of other businesses or intellectual property.

  The affirmative vote of the holders of a majority of the shares of Common Stock outstanding will be required to approve this amendment to the Company's Amended and Restated Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

                       THE BOARD OF DIRECTORS RECOMMENDS
                        A VOTE IN FAVOR OF PROPOSAL 3.

                                  Proposal 4

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

  The Board of Directors has selected BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending December 31, 2001 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. BDO Seidman, LLP has audited the Company's financial statements since its inception. Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

  Stockholder ratification of the selection of BDO Seidman, LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of BDO Seidman, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

  The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of BDO Seidman, LLP.

  Audit Fees. Audit fees during the fiscal year ended December 31, 2000, were $33,000. Audit fees are defined as the aggregate fees billed by BDO Seidman, LLP, for the audit of the Company's financial statements for fiscal year end and for the review of the Company's interim financial statements.

  Financial Information Systems Design and Implementation Fees. During the fiscal year ended December 31, 2000, there were no fees billed by BDO Seidman, LLP, for information technology consulting.

  All Other Fees. During the fiscal year ended December 31, 2000, the aggregate fees billed by BDO Seidman, LLP, for professional services other than audit and information technology consulting fees were $15,145.

  The Audit Committee has determined the rendering of the non-audit services by BDO Seidman, LLP, is compatible with maintaining the auditor's independence.

                       THE BOARD OF DIRECTORS RECOMMENDS
                        A VOTE IN FAVOR OF PROPOSAL 4.

                   EXECUTIVE OFFICERS AND SENIOR MANAGEMENT

  The following table sets forth information regarding the Company's Executive Officers and Senior Management.

             Name              Age                   Position
             ----              ---                   --------
 Richard B. Hollis              48 Chairman of the Board, President and Chief
                                    Executive Officer

 Daniel D. Burgess              39 Chief Operating Officer and Chief Financial
                                    Officer

 James M. Frincke, Ph.D.        50 Executive Vice President, Research and
                                    Development

 Eric J. Loumeau                38 Vice President, Corporate General Counsel

 Robert L. Marsella             48 Vice President, Business Development

 Thomas C. Merigan, Jr., M.D.   67 Scientific Advisor and Director

 Christopher L. Reading, Ph.D.  53 Vice President, Scientific Development

 Dwight R. Stickney, M.D.       58 Medical Director, Oncology

 Robert W. Weber                50 Chief Accounting Officer and Vice
                                    President--Controller

  Richard B. Hollis founded Hollis-Eden in August 1994. Mr. Hollis currently serves as Chairman, President and Chief Executive Officer. Mr. Hollis has over 25 years experience in the health care industry in a variety of senior management positions. Prior to founding Hollis-Eden, Mr. Hollis served as Chief Operating Officer of Bioject Medical from 1991 to 1994 and as Vice President Marketing and Sales/General Manager for Instromedix from 1989 to 1991. From 1986 to 1989, Mr. Hollis served as a general manager of the Western business unit of Genentech, Inc., a manufacturer of biopharmaceuticals. Prior to joining Genentech, Mr. Hollis served as a divisional manager of Imed Corporation, Inc., a manufacturer of drug delivery systems. Mr. Hollis began his career in the health care industry with Baxter Travenol. Mr. Hollis received his B.A. in Psychology from San Francisco State University.

  Daniel D. Burgess became Chief Operating Officer and Chief Financial Officer of Hollis-Eden Pharmaceuticals, Inc. in August 1999. Mr. Burgess joined Hollis-Eden from Nanogen Inc., where he served as Vice President and Chief Financial Officer from 1998 to 1999. Prior to joining Nanogen, Mr. Burgess spent ten years with Gensia Sicor, Inc. (now Sicor, Inc.) and Gensia Automedics, Inc., a partially owned subsidiary of Gensia Sicor. He served as President and a director of Gensia Automedics, where he was responsible for all functional areas of this medical products company. In addition, he was Vice President and Chief Financial Officer of Gensia Sicor, where he was responsible for finance, investor relations, business development and other administrative functions. Mr. Burgess was instrumental in helping Gensia raise over $400 million in various public and private financings and was a key figure in a number of acquisitions and in-licensing and out-licensing transactions. Prior to joining Gensia, Mr. Burgess held positions at Castle & Cooke, Inc. and Smith Barney, Harris Upham and Company. He received a degree in Economics from Stanford University and a MBA from Harvard Business School.

  James M. Frincke, Ph.D. joined Hollis-Eden as Vice President, Research and Development in November 1997 and was promoted to Executive Vice President in March 1999. Dr. Frincke joined Hollis-Eden from Prolinx, Inc., where he served as Vice President, Therapeutics Research and Development from 1995 to 1997. During his 20 years in the biotechnology industry, Dr. Frincke has managed major development programs including drugs, biologicals, and cellular and gene therapy products aimed at the treatment of cancer, infectious diseases and organ transplantation. Since joining the biotechnology industry, Dr. Frincke has held vice president, research and development positions in top tier biotechnology companies including Hybritech/Eli Lilly and SyStemix (acquired by Novartis). In various capacities, he has been responsible for all aspects of pharmaceutical development including early stage research programs, product evaluation, pharmacology, manufacturing, and the management of regulatory and clinical matters of lead product opportunities. Dr. Frincke has authored or co-authored more than 100 scientific articles, abstracts and regulatory filings. Dr. Frincke received his B.S. in Chemistry and his

Ph.D. in Chemistry, from the University of California, Davis. Dr. Frincke completed his postdoctoral work at the University of California, San Diego.

  Eric J. Loumeau became Vice President/Corporate General Counsel in September 1999. Mr. Loumeau came to Hollis-Eden from the law firm of Cooley Godward LLP, where he had primary responsibility for the Hollis-Eden account for four years. As a partner at Cooley Godward, Mr. Loumeau represented a number of private and public companies in corporate and securities law matters. Prior to joining Cooley Godward in 1995, Mr. Loumeau was an associate for four years at the law firm of Skadden, Arps, Slate, Meagher and Flom. Mr. Loumeau attended Harvard Law School and the University of California, Berkeley Boalt Hall School of Law, where he received a J.D. degree. He holds a B.S. degree in Business Administration with an emphasis in finance from Brigham Young University.

  Robert L. Marsella joined Hollis-Eden in September 1997 as Vice President of Business Development and Marketing. Mr. Marsella has over 20 years of medical sales, marketing, and distribution experience. From 1994 until he joined Hollis-Eden, Mr. Marsella was President of RLM Cardiac Products an exclusive distributor in the southwestern United States of various cardiac related hospital products. From 1990 until 1994 Mr. Marsella marketed and distributed implantable pacemakers and defibrillators for Telectronics Pacing Systems. From 1987 to 1990 Mr. Marsella served as Regional Manager for Genentech and launched ACTIVASE t-PA(TM) (a biopharmaceutical drug) in the Western United States. From 1983 to 1987 Mr. Marsella marketed intravenous infusion pumps for Imed Corporation. Mr. Marsella began his healthcare career in 1980, as a field sales representative and later regional sales manager for U.S. Surgical Corporation, auto suture division. Mr. Marsella received his B.A. degree from San Diego State University in 1975.

  Thomas C. Merigan, Jr., M.D. became Scientific Advisor and a director of Hollis-Eden in March 1996 and acts as our Medical Director for Infectious Diseases. Dr. Merigan has been George E. and Lucy Becker Professor of Medicine at Stanford University School of Medicine from 1980 to the present. Dr. Merigan has also been the Principal Investigator, NIAID Sponsored AIDS Clinical Trials Unit, from 1986 to the present and has been Director of Stanford University's Center For AIDS Research from 1988 to the present. Dr. Merigan is a member of various medical and honorary societies, has lectured extensively within and outside the United States, and authored numerous books and articles and has chaired and edited symposia relating to infectious diseases, including anti-viral agents, HIV and other retroviruses, and AIDS. From 1990 to the present, Dr. Merigan has been Chairman, Editorial Board of
HIV: Advances in Research and Therapy. He is also a member of the editorial boards of Aids Research and Human Retroviruses (since 1983), International Journal of Anti-Microbial Agents (since 1990), and The Aids Reader (since
1991), among others. He is a co-recipient of ten patents, which, among other things, relate to synthetic polynucleotides, modification of hepatitis B virus infection, treatment of HIV infection, purified cytomegalovirus protein and composition and treatment for herpes simplex. Dr. Merigan has been Chair, Immunology Advisory Board, Bristol Myers Squibb Corporation (1989-1995) and Chair, Scientific Advisory Board, Sequel Corp. (1993-1996). In 1994, Stanford University School of Medicine honored him with the establishment of the Annual Thomas C. Merigan Jr. Endowed Lectureship in Infectious Diseases, and, in 1996, Dr. Merigan was elected Fellow, American Association for the Advancement of Science. From 1966 to 1992, Dr. Merigan was Head, Division of Infectious Diseases, at Stanford School of Medicine. Dr. Merigan received his B.A. (with honors) from the University of California at Berkeley and his M.D. from the University of California at San Francisco.

  Christopher L. Reading, Ph.D. became Vice President of Scientific Development in December 1998. Prior to joining Hollis-Eden, Dr. Reading was Vice President of Product and Process Development at SyStemix Inc., a subsidiary of Novartis, Inc. During this time, he successfully filed three investigational new drug applications (INDs) in the areas of stem cell therapy technology for cancer and stem cell gene therapy for HIV/AIDS. Prior to joining SyStemix in 1993, Dr. Reading served on the faculty of the M.D. Anderson Cancer Center in Houston for 13 years. His positions there included Associate and Assistant Professor of Medicine in the Departments of Hematology and Tumor Biology. During his career, Dr. Reading has given more than 25 national and international scientific presentations, published more than 50 peer-reviewed journal articles and 15 invited journal articles as well as written nearly 20 book chapters, and has received numerous grants and contracts which supported his research activities. Dr. Reading has served on the National Science Foundation Advisory Committee for Small Business Innovative Research Grants (SBIR) as well as on the editorial boards of Journal of Biological Response Modifiers and Molecular Biotherapy. He holds numerous patents for his work with monoclonal antibodies and devices. He earned his B.A. in Cell Biology at the University of California at San Diego. Dr. Reading received his Ph.D. in Biochemistry at the University of California at Berkeley and completed postdoctoral study in tumor biology at The University of California at Irvine.

  Dwight Stickney, MD, was appointed Medical Director, Oncology in May 2000. Dr. Stickney joined Hollis-Eden from the Radiation Oncology Division of Radiological Associates of Sacramento Medical Group, Inc., in Sacramento, California where he served as an oncologist from 1993. While at Radiological Associates, he served as Chairman of the Radiation Oncology Division from 1997 to 1999 and was a member of the Radiation Study section of the National Institute of Health's Division of Research Grants from 1993 to 1997. He also served as the Director of Radiation Research for Scripps Clinic and Research Foundation in La Jolla, California from 1992 to 1993. Dr. Stickney has taught in medical academia as Associate Professor of Radiation Medicine at Loma Linda University School of Medicine and has served on the Board of Directors of the American Cancer Society. Earlier in his career Dr. Stickney held positions with Burroughs Wellcome and the Centers for Disease Control. He has also served as a consultant for a number of biotechnology companies on the design and conduct of clinical trials. Dr. Stickney holds a Bachelor of Science in Microbiology, a Masters of Science in Immunology, and a M.D. from Ohio State University. In addition, he is certified as a Diplomate of the American Board of Internal Medicine and Hematology, and a Diplomate of the American Board of Radiation Oncology.

  Robert W. Weber joined Hollis-Eden in March 1996 and currently serves as Chief Accounting Officer and Vice President-Controller. Mr. Weber has over twenty years of experience in financial management. Mr. Weber has been employed at executive levels by multiple start-up companies and contributed to the success of several turnaround situations. He previously served as Vice President of Finance at Prometheus Products, a subsidiary of Sierra Semiconductor from 1994 to 1996, and Vice President Finance and Chief Financial Officer for Amercom, (a personal computer telecommunications software publishing company) from 1993 to 1994. From 1988 to 1993, Mr. Weber served as Vice President Finance and Chief Financial Officer of Instromedix, a company that develops and markets medical devices and software. Mr. Weber brings a broad and expert knowledge of many aspects of financial management. In various capacities, he has been responsible for all aspects of finance and accounting including cost accounting, cash management, SEC filings, investor relations, private and venture financing, corporate legal matters, acquisitions/divestitures as well as information services and computer automation. Mr. Weber received a B.S. from GMI Institute of Technology and a MBA from the Stanford Graduate School of Business.

                             SECURITY OWNERSHIP OF
                   CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the ownership of the Company's Common Stock as of February 28, 2001 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock. Except as otherwise shown, the address of the each stockholder listed is in care of the Company at 9333 Genesee Ave., Suite 200, San Diego, CA 92121.

                                                   Beneficial Ownership(1)
                                                   ---------------------------
                                                    Number of      Percent of
                  Beneficial Owner                   Shares          Total
                  ----------------                 -------------- ------------
   Richard B. Hollis(2)...........................      3,699,238         29.4%
   Terren S. Peizer(3)............................      1,200,000          9.4%
    723 Palisades Beach Rd. # 322
    Santa Monica, CA 90402
   Robert E. Petersen & Margaret M. Petersen as
    Trustees for the R. E. & M. Petersen Living
    Trust Dated 1/17/83...........................        648,649          5.6%
    10 Hanover Square, 12th Floor
    New York, NY 10005
   William H. Tilley(4)...........................        500,000          4.1%
   Salvatore J. Zizza(5)..........................        245,000          2.1%
   James M. Frincke(6)............................        220,664          1.9%
   Thomas Charles Merigan(7)......................        213,611          1.8%
   Robert L. Marsella(8)..........................        159,498          1.4%
   Daniel D. Burgess(9)...........................        103,723           *
   J. Paul Bagley(10).............................         76,514           *
   Eric J. Loumeau(11)............................         41,017           *
   Brendan R. McDonnell(12).......................         35,000           *
   Leonard Makowka(13)............................         24,306           *
   All executive officers, and directors as a
    group (12 persons)(14)........................      5,462,303         38.7%

--------
  * Less than one percent.

 (1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 11,605,803 shares outstanding on February 28, 2001, adjusted as required by rules promulgated by the SEC.

 (2) Includes 581,482 shares subject to options and 393,250 shares subject to warrants exercisable within 60 days of February 28, 2001 and 1,165 shares held under the Company's 401(m) plan.

 (3) Includes 1,200,000 shares subject to options exercisable within 60 days of February 28, 2001.

 (4) Includes 500,000 shares subject to warrants exercisable within 60 days of February 28, 2001, held of record by Jacmar/Viking L.L.C. of which Mr. Tilley is a member.

 (5) Includes 15,000 shares subject to options and 100,000 shares subject to warrants exercisable within 60 days of February 28, 2001.

 (6) Includes 219,329 shares subject to options exercisable within 60 days of February 28, 2001 and 1,335 shares held under the Company's 401(m) plan.

 (7) Includes 213,611 shares subject to options exercisable within 60 days of February 28, 2001.

 (8) Includes 158,333 shares subject to options exercisable within 60 days of February 28, 2001 and 1,165 shares held under the Company's 401(m) plan.

 (9) Includes 102,500 shares subject to options exercisable within 60 days of February 28, 2001 and 1,223 shares held under the Company's 401(m) plan.

(10) Includes 15,000 shares subject to options exercisable within 60 days of February 28, 2001; 500 shares held indirectly through Stone Pine Funding Systems, L.L.C. of which Mr. Bagley is a member of the Board; and 834 shares held indirectly through LHIP Management Company L.L.C. of which Mr. Bagley is the manager.

(11) Includes 39,028 shares subject to options exercisable within 60 days of February 28, 2001 and 1,189 shares held under the Company's 401(m) plan.

(12) Includes 35,000 shares subject to options exercisable within 60 days of February 28, 2001.

(13) Includes 24,306 shares subject to options exercisable within 60 days of February 28, 2001.

(14) Includes 1,525,949 shares subject to options and 993,250 shares subject to warrants exercisable within 60 days of February 28, 2001 and 7,449 shares held under the Company's 401(m) plan.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                            EXECUTIVE COMPENSATION

Compensation of Directors

  Beginning with the year 2000, members of the Board of Directors are compensated $2,500 for attendance at each in-person Board meeting. They also are eligible for reimbursement of their expenses incurred in connection with such attendance in accordance with Company policy.

Compensation of Executive Officers

 Summary of Compensation

  The following table shows for the fiscal years ended December 31, 2000, 1999 and 1998, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer, its other four most highly compensated executive officers at December 31, 2000, who earned in excess of $100,000 in salary and bonus during the last year (the "Named Executive Officers"):

                          SUMMARY COMPENSATION TABLE

                                                                    Long-Term
                                                                   Compensation
                                  Annual Compensation                 Awards
                         ----------------------------------------  ------------
                                                                    Securities
                                                        Other       Underlying
Name and Principal                                   Compensation    Options/
Position                 Year Salary ($)   Bonus ($)     ($)         SARs (#)
------------------       ---- ----------   --------- ------------  ------------
Mr. Richard B. Hollis... 2000  363,000      250,000    154,973(1)    160,000
 Chairman of the Board,  1999  330,000      225,000        -0-       426,667
 President and Chief
  Executive Officer      1998  250,000      250,000    120,414(2)     80,000

Mr. Daniel D. Burgess... 2000  240,000       48,000        -0-        50,000
 Chief Financial Officer
  and                    1999   90,672(3)    20,000        -0-       165,000
 Chief Operating Officer 1998      -0-          -0-        -0-           -0-

Dr. James M. Frincke.... 2000  200,000       40,000        -0-       110,000
 Executive Vice
  President of           1999  181,500       37,000        -0-        64,166
 Research and
  Development            1998  165,000       35,000        -0-        25,000

Mr. Eric J. Loumeau..... 2000  190,000       38,000        -0-        25,000
 Vice President--
  Corporate              1999   51,042(4)    50,000        -0-        65,000
 General Counsel         1998      -0-          -0-        -0-           -0-

Mr. Robert Marsella..... 2000  161,700       33,000        -0-        55,000
 Vice President--
  Business               1999  147,000       30,000        -0-        10,000
 Development             1998   45,796(5)       -0-        -0-        10,000

--------
(1) Represents the aggregate amount of accrued and unpaid vacation pay to which Mr. Hollis is entitled pursuant to his employment agreement, for vacation not taken in 1994, 1995, 1996, 1997, 1998 and 1999, which aggregate amount was paid in 2000.

(2) Includes tax gross up in the amount of $48,212 and moving expenses of $72,202.

(3) Mr. Burgess' employment began in August 1999.

(4) Mr. Loumeau's employment began in September 1999.

(5) Mr. Marsella's compensation began in September 1998.

                       STOCK OPTION GRANTS AND EXERCISES

  The Company may grant options to its executive officers under its 1997 Plan. As of February 28, 2001, options to purchase a total of 2,230,831 shares were outstanding under the 1997 Plan and options to purchase 518,309 shares remained available for grant thereunder.

  The following tables show for the fiscal year ended December 31, 2000, certain information regarding options granted to, exercised by, and held at year-end by, the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                        Potential Realizable Value
                           Shares                                         At Assumed Annual Rates
                         Underlying   % of Total                        of Stock Price Appreciation
                          Options   Options Granted Exercise              For Option Term ($)(2)
                          Granted   to Employees in  Price   Expiration ---------------------------
Name                       (#)(1)   Fiscal Year (%)  ($/sh)     Date         5%           10%
----                     ---------- --------------- -------- ---------- ---------------------------
Richard B. Hollis.......  160,000        23.9%       $6.50    12/10/10  $    654,160 $    1,657,760
Daniel D. Burgess.......   50,000         7.5%       $6.50    12/10/10  $    204,425 $      518,050
James M. Frincke........  110,000        16.4%       $6.50    12/10/10  $    449,735 $    1,139,710
Eric J. Loumeau.........   25,000         3.7%       $6.50    12/10/10  $    102,213 $      259,025
Robert L. Marsella......   55,000         8.2%       $6.50    12/10/10  $    224,868 $      569,855

--------
(1) Such options vest according to the following schedule: 1/4 of the shares subject to the option vest one year from the date of grant and the remainder vest in 36 equal monthly installments thereafter, with the exception of 45,000 of the options issued to Dr. Frincke and 30,000 options to Mr. Marsella, of which 1/3 of the shares subject to the option vest one year from the date of grant and the remainder vest in 24 equal monthly installments thereafter.

(2) The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts represent certain assumed rates of appreciation only, in accordance with the rules of the SEC, and do not reflect the Company's estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company's Common Stock and no gain to the optionee is possible unless the stock price increases over the option term which will benefit all stockholders.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION VALUES(3)

                               Number Of Securities    Value of Unexercised In-
                             Underlying Options As Of   The-Money Options As Of
                              Fiscal Year-End (#)(1)    Fiscal Year-End ($)(2)
                             ------------------------- -------------------------
Name                         Exercisable Unexercisable Exercisable Unexercisable
----                         ----------- ------------- ----------- -------------
Richard B. Hollis...........   525,741      340,926     $593,800        --
Daniel D. Burgess...........    92,917      122,083          --         --
James M. Frincke............   209,421      157,245          --         --
Eric J. Loumeau.............    33,472       56,528          --         --
Robert L. Marsella..........   156,111       63,889     $ 29,690        --

--------
(1) Includes both in-the-money and out-of-the-money options.

(2) The fair market value of the underlying shares on the last day of the fiscal year ($5.219) less the exercise or base price. Excludes out-of-the-money options.

(3) None of the Named Executive Officers exercised options during the 2000 fiscal year.

                             EMPLOYMENT AGREEMENTS

  The Company has entered an employment agreement with Mr. Hollis providing that if Mr. Hollis' employment is terminated without cause, Mr. Hollis shall be entitled to the following: (i) base salary through the date of termination,
(ii) annual base salary in effect at the time of termination times five, (iii) an amount equal to the prior calendar year's bonus awarded to Mr. Hollis times five, (iv) immediate vesting of all unvested stock options of the Company held by Mr. Hollis, and the continuation of the exercise period of all stock options held by Mr. Hollis until the final expiration of the original terms of such stock options, and (v) continued receipt for three years of all employee benefit plans and programs in which Mr. Hollis and his family were entitled to participate immediately prior to the date of termination. The employment agreement further provides that if Mr. Hollis' employment is terminated within one year of the occurrence of a change in control of the Company, upon execution by Mr. Hollis of a waiver and release of claims, the new company shall pay Mr. Hollis' the same benefits described in (i) through (v) above.

  Mr. Burgess' employment arrangement with the Company provides that if Mr. Burgess' employment is terminated without cause, he will receive one year's severance pay, with benefits in place throughout the severance period. Additionally, his stock options will continue to vest throughout the severance period, with 90 days beyond that to exercise.

        REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

  The following is a report of the Compensation Committee of the Company describing the compensation policies and rationale applicable to the compensation paid to the Company's executive officers. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the SEC nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into any such filing.

  The Compensation Committee (the "Committee") of the Board of Directors reviews and recommends to the Board of Directors for approval the Company's executive compensation policies. The Committee is responsible for reviewing the salary and benefits structure of the Company at least annually to insure its competitiveness within the Company's industry. During 2000, the Committee was composed of two outside directors, Mr. McDonnell and Mr. Bagley.

Compensation Philosophy

  The Company's philosophy in establishing its compensation policy for executive officers and other employees is to create a structure designed to attract and retain highly skilled individuals by establishing salaries, benefits, and incentive compensation which compare favorably with those for similar positions in other pharmaceutical and biotechnology companies. Compensation for the Company's executive officers consists of a base salary and potential incentive cash bonuses, as well as incentive compensation through stock options and matching contributions by the Company into 401(m) accounts.

Base Salary

  The base salary component of compensation is designed to compensate executive officers competitively at levels necessary to attract and retain qualified executives in the pharmaceutical and biotechnology industry. In order to evaluate the Company's competitive position in the industry, the Committee reviewed and analyzed the compensation packages, including base salary levels, offered by other biotechnology and pharmaceutical companies. The competitive information was obtained from a survey prepared by a consulting company (e.g., the 2000 Report on Executive Compensation in the Biopharmaceutical Industry). As a general matter, the base salary for each executive officer is initially established through negotiation at the time the officer is hired taking into account such officer's qualifications, experience, prior salary and competitive salary information. Year-to-year adjustments to each executive officer's base salary are based upon individual performance for the year, changes in the general level of base salaries of persons in comparable positions within the industry, and the average merit salary increase for such year for all employees of the Company, as well as other factors the Compensation Committee judges to be pertinent during an assessment period. In making base salary decisions, the Committee exercises its judgment to determine the appropriate weight to be given to each of these factors. The Committee believes that its process for determining and adjusting the base salary of executive officers is consistent with sound personnel practices.

Bonus Payments

  Cash bonus payments are discretionary unless otherwise required pursuant to an employment agreement. Bonus payments, if any, to executive officers, including the CEO, or payments above the required annual minimum, are based on two principal factors: corporate performance as compared to the Company's goals and objectives and individual performance relative to corporate performance and individual goals and objectives.

  Bonus payment recommendations for executive officers other than the CEO are initiated by the CEO and submitted to the Committee for review. Bonus payment recommendations for the CEO are initiated by the Committee.

Long-Term Incentives

  To conserve its cash resources, the Company places special emphasis on equity-based incentives to attract, retain and motivate executive officers as well as other employees. The Committee provides the Company's executive officers with long-term incentive compensation through grants of stock options generally under the 1997 Plan. The Board believes that stock options provide the Company's executive officers with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the Company's Common Stock. The Board believes that stock options directly motivate an executive to maximize long-term stockholder value. The options also utilize vesting periods that encourage key executives to continue in the employ of the Company. The Board considers the grant of each option subjectively, considering factors such as the individual performance of the executive officer and the anticipated contribution of the executive officer to the attainment of the Company's long-term strategic performance goals. Long-term incentives granted in prior years are also taken into consideration. Grants are made to all employees when hired based on salary level and position. All employees, including executive officers, are eligible for subsequent, discretionary grants, which are generally based on either individual or corporate performance. The compensatory and administrative features of the 1997 Plan conform in all material respects to the design of standard comparable plans in the industry and are, in the Committee's estimation, fair and reasonable.

Chief Executive Officer Compensation

  The compensation of the Chief Executive Officer is reviewed annually on the same basis as discussed above for all executive officers. Mr. Hollis' base salary for 2000 was $363,000, representing an increase of $33,000 from 1999. Mr. Hollis' base salary was established in part by comparing the base salaries of chief executive officers at other biotechnology and pharmaceutical companies of similar size. Mr. Hollis' bonus was based in part on the many accomplishments of the Company in 2000, including, among other things, the reporting of positive clinical data on HE2000 in HIV/AIDS patients in South Africa; the initiation of multiple additional clinical trials in South Africa; the demonstration of preclinical activity of the Company's compounds in a wide variety of diseases outside HIV; the acquisition of a 21% stake in Aeson Therapeutics Inc. (with an option to acquire the entire company), together with licensing rights to additional intellectual property and access to another compound in Phase II clinical trials; the continued expansion of the Company's patent portfolio; the establishment and development of various domestic and international relationships between the Company and businesses, and other organizations throughout the world; and the significant expansion of the Company's research and development team.

Section 162(M)

  The Board has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company's executive officers. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the executive officers named in the proxy statement, unless compensation is performance-based. The Company has adopted a policy that, where reasonably practicable, the Company will seek to qualify the variable compensation paid to its executive officers for an exemption from the deductibility limitations of Section 162(m).

  In approving the amount and form of compensation for the Company's executive officers, the Committee will continue to consider all elements of the cost to the Company of providing such compensation, including the potential impact of
Section 162(m).

                                          Respectfully submitted by:

                                          COMPENSATION COMMITTEE
                                          Brendan R. McDonnell, Chairman
                                          J. Paul Bagley

Compensation Committee Interlocks and Insider Participation

  As noted above, the Company's Compensation Committee consists of Mr. McDonnell and Mr. Bagley. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

Performance Measurement Comparison(1)

  The following graph shows the total stockholder return of an investment of $100 in cash on December 31, 1995 for (i) the Company's Common Stock, (ii) the Nasdaq Pharmaceutical Index ("Peer Group") and (iii) the Total Return index for the Nasdaq U.S. market ("Broad Market Index"). All values assume reinvestment of the full amount of all dividends as of December 31 of each year.

  The Company's Common Stock commenced trading on the OTC Electronic Bulletin Board on December 31, 1995 and the closing price on such date was $8.875. This price has been used as the initial share price.

                        [PERFORMANCE GRAPH APPEARS HERE]

                     12/31/  12/31/  12/31/  12/31/  12/31/  12/31/
                      1995    1996    1997    1998    1999    2000
-------------------------------------------------------------------
Hollis-Eden          100.00  112.68   70.42  208.45  116.90   58.81
-------------------------------------------------------------------
Peer Group Index     100.00  100.31  103.66  131.95  248.01  308.49
-------------------------------------------------------------------
Broad Market Index   100.00  123.04  150.69  212.51  394.92  237.62
-------------------------------------------------------------------
--------
(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Certain Transactions

  On May 22, 1998, the Company entered into a promissory note with Richard B. Hollis in the amount of $200,000. Interest is at 5.5% per annum. The note is due and payable in full on May 22, 2003.

                                 OTHER MATTERS

  The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ Richard B. Hollis

                                          Richard B. Hollis
                                          Chairman of the Board,
                                           President Chief Executive Officer
May 20, 2001

  A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: CORPORATE SECRETARY, HOLLIS-EDEN PHARMACEUTICALS, INC., 9333 GENESEE AVENUE, SUITE 200, SAN DIEGO, CALIFORNIA 92121.

                                                                      EXHIBIT A

                            AUDIT COMMITTEE CHARTER

  One committee of the Board of Directors will be known as the Audit Committee. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities as to accounting policies and reporting practices of the Company. In doing so, it is the responsibility of the Audit Committee to maintain free and open communications among the directors, the independent auditors and the financial management of the Company.

  The Audit Committee shall meet at least once per year, or more frequently as circumstances require.

  The Audit Committee will have the following membership requirements:

  1. The Committee will be comprised of three independent directors. An independent director is free of any relationship that could influence his or her judgment as a Committee member. An independent director is defined as:

  . Not currently employed nor employed in the past three years by the Company.

  . No compensation by the Company in excess of $60,000 during the past three years except for board service or non-discretionary compensation.

  . Has not been a partner, controlling shareholder or an executive officer of any for-profit business to which the Company made, or from which it received, payments (other than those which arise solely from investments in the Company's securities) that exceed five percent of the Company's gross revenues, or $200,000, whichever is more, in any of the past three years.

  . No immediate family member serving as an executive officer of the Company currently or in the past three years.

  . Not employed as an executive of another entity where an executive of the Company servers on that entity's compensation committee.

  . Exception: One non-independent director with Board approval and proxy disclosure. Current employees, officers or immediate family are not permitted for any reason.

  2. All of the Audit Committee members must be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement or will be able to do so within a reasonable period of time after his or her appointment to the Committee.

  3. At least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individuals financial sophistication such as having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

  The Audit Committee shall:

  1. Provide an open avenue of communication between the independent auditor, financial management and the Board of Directors.

  2. Select, evaluate and replace the independent auditor, as necessary.

  3. Confirm and ensure the independence of the independent auditor by requiring the independent auditor to submit a formal written independence letter on a periodic basis and by monitoring disclosed relationships or services that may impact objectivity or independence.

  4. Review and assess the adequacy of this charter annually.

  5. Meet periodically with the independent auditor and/or management to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee.

  6. Require the independent auditors to review the financial information included in each 10-Q prior to filing with the SEC or prior to releasing financial information to the public.

  7. Review and discuss the scope and the general extent of the independent auditors' audit examination.

  8. Report periodically to the Board of Directors, through minutes or discussions, on significant developments.

  9. Instruct the independent auditor that the Board of Directors is the auditor's client and that the auditor is ultimately accountable to the Board of Directors and Audit Committee.

  10. Prepare an Audit Committee report which is to be included in the proxy statement. The report will include:

  . The Audit Committee's review and discussion of the annual financial statements with management.

  . The Audit Committee's discussion with the independent auditors of those matters required by SAS 61 relating to the conduct of the audit.

  . The Audit Committee's receipt from the independent auditors of the written independence disclosures and the discussion of them with the auditors.

  . The Audit Committee's recommendation to the Board of Directors that the audited financial statements be included in the Company's annual report on Form 10-K.

  While the Audit Committee has the responsibilities set forth in this charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

                       HOLLIS-EDEN PHARMACEUTICALS, INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

      FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 29, 2001

     The undersigned hereby appoints Richard B. Hollis, Daniel D. Burgess and Robert W. Weber, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Hollis-Eden Pharmaceuticals, Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, located at The Hyatt Regency La Jolla, 3777 La Jolla Village Drive, San Diego, California 92122, on Friday, June 29, 2001, at 2:00 p.m., local time, and at any and all continuations, adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

                           (Continued on other side)

                        Please date, sign and mail your
                     proxy card back as soon as possible!

                        Annual Meeting of Stockholders
                       HOLLIS-EDEN PHARMACEUTICALS, INC.

                                 June 29, 2001


                Please Detach and Mail in the Envelope Provided
-------------------------------------------------------------------------------
    --- Please mark your
  A  X  votes as in this
    --- example.

                FOR all nominees
              listed at right (except   WITHHOLD AUTHORITY      MANAGEMENT RECOMMEND A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED
                as marked in the          to vote for all           BELOW AND FOR PROPOSALS 2, 3 AND 4.
                 contrary below)      nominees listed at right
Propossal 1. To
 elect three         [_]                       [_]      Nominees: Paul Bagley
 Class I directors                                                William H. Tilley
 to hold office                                                   Salvatore J. Zizza
 until the 2004 Annual Meeting of Stockholders
 and until their successors are elected.


To withhold authority to vote for any nominee(s), write
such nominee(s) name(s) below:
__________________________________
                                                                                 FOR       AGAINST      ABSTAIN
                           Proposal 2. To approve the Company's 1997
                            Incentive Stock Option Plan, as amended.              [_]         [_]          [_]

                           Proposal 3. To approve the Company's Restated
                            Certificate of Incorporation, as amended, to
                            increase the Company's authorized number of
                            shares of Common Stock from 30,000,000 to
                            50,000,000.                                           [_]         [_]          [_]

                           Proposal 4. To ratify the selection of BDO
                            Seidman, LLP as independent auditors of the
                            Company for its fiscal year ending December 31, 2001. [_]         [_]          [_]

                           Please vote, date and promptly return this proxy in the enclosed envelope which is postage prepaid if mailed in the United States.







     Signature(s) _____________________________  ______________________________________________ DATED _____________, 2001
                                                 (Name of Stockholder (if other than individual)
     NOTE: Please sign exactly as your name appears hereon. If stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signor is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signor is a partnership, please sign in partnership name by authorized person.